EXHIBIT 32.1

HANOVER FOODS CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is intended to accompany the quarterly report on Form 10-Q for the period ended August 29, 2004 (the “Report”) of Hanover Foods Corporation (the “Company”), as filed with the Securities and Exchange Commission, and is given solely for the purpose of satisfying the requirements of 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. To the best of our knowledge, each of the undersigned officers of the Company does hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2004	/s/ John A. Warehime

John A. Warehime
Chief Executive Officer

Date: October 13, 2004	/s/ Gary T. Knisely

Gary T. Knisely
Chief Financial Officer

The foregoing certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.